EXHIBIT 23.2








                         CONSENT OF FINANCIAL ADVISOR

       We hereby consent to the use in this Registration Statement on Form S-4 of the form of our letter to be issued to the Board of Directors of City Holding Company, included as Appendix E to the Joint Proxy Statement that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          /s/ WHEAT FIRST SECURITIES, INC.
                                          --------------------------------


Richmond, Virginia
Date: September 24, 1998